UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 13, 2018

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry Into Material Definitive Agreements.

Amendment to Credit Facility

On September 13, 2018, Dawson Geophysical Company (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement (as amended, the “Amended Loan Agreement”) for the purpose of creating a new term loan under the Company’s existing credit facility with the Company’s lender, Veritex Community Bank, a Texas state bank (“Veritex Bank”), whereby Veritex Bank agreed to lend to the Company the aggregate amount of $6,518,107.51 (the “Term Loan”) on September 13, 2018.  The Term Loan will mature upon the earlier of: (i) the acceleration of the indebtedness pursuant to the terms of the Company’s existing credit facility with Veritex Bank (as amended by the Amendment); or (ii) September 13, 2021.  In connection with the Amendment, the Company’s Board of Directors approved an increase in our 2018 capital budget to $17 million in response to a strategic opportunity to acquire certain seismic recording equipment, which the proceeds of the Term Loan will be used to acquire.  The Amended Loan Agreement continues to provide for a revolving credit facility (the “Revolving Credit Facility”).  The Revolving Credit Facility matures on June 30, 2019.  As of this date, the Company has not borrowed any amounts under the Revolving Credit Facility, and the Term Loan does not count toward the maximum amounts the Company may borrow under the Revolving Credit Facility.

As collateral for indebtedness under the Revolving Credit Facility and the Term Loan, the Company has pledged and granted to Veritex Bank a security interest covering all of the Company’s accounts receivable and certain of the Company’s core equipment.  Separate and distinct portions of the collateral secure the Revolving Credit Facility and the Term Loan as described in the Amended Loan Agreement.  The Company will use the Term Loan to purchase certain equipment, which will constitute the collateral for the Term Loan.

The Company continues to be obligated to meet certain financial covenants quarterly under the Amended Loan Agreement, including maintaining a minimum tangible net worth of not less than $100,000,000 and maintaining a minimum liabilities to tangible net worth ratio of not greater than 1.00 to 1.00.  Other than the addition of the Term Loan, the remaining terms and conditions of the Amended Loan Agreement generally continue in the form existing prior to the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.03.                                        Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Sixteenth Amendment to Amended and Restated Loan and Security Agreement, by and between Dawson Geophysical Company and Veritex Community Bank, dated September 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: September 18, 2018	By:	/s/ James K. Brata
James K. Brata
Executive Vice President, Chief Financial Officer, Secretary and Treasurer